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                [BREAZEALE, SAUNDERS & O'NEIL, LTD. LETTERHEAD]

                                                               EXHIBIT NO. 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the financial statements of Cellular 10, Inc. as of and for the years ended December 31, 1994 and 1993, included by reference in the Registration Statement (Form S-3) and the related prospectus of PriCellular Corporation for the registration of Class A common stock on or about May 14, 1996.

                                               BREAZEALE, SAUNDERS & O'NEIL, CPA

May 13, 1996